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EXHIBIT 99.3

FORM OF PROXY CARD

PROXY
For the Special Meeting of Stockholders of
GRAPHIC PACKAGING INTERNATIONAL CORPORATION
4455 Table Mountain Drive
Golden, Colorado 80403
Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jeffrey H. Coors and Jill B.W. Sisson, or either of them, as proxies, with power of substitution, to vote all the shares of the undersigned held of record by the undersigned as of July 18, 2003, with all of the powers which the undersigned would possess if personally present at the Special Meeting of Stockholders of Graphic Packaging International Corporation, to be held at 9:00 a.m. (local time) on August 7, 2003 at Graphic's principal executive offices at 4455 Table Mountain Drive, Golden, Colorado 80403, or any adjournments thereof.

The Board of Directors recommends a vote "FOR" Proposal 1.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the Proposal stated below.

Proposal 1:	To approve the Agreement and Plan of Merger dated as of March 25, 2003, as amended, by and among Riverwood Holding, Inc., Riverwood Acquisition Sub LLC, and Graphic Packaging International Corporation. As a Graphic stockholder, you will be entitled to receive one share of common stock of Riverwood Holding, Inc. (to be renamed Graphic Packaging Corporation after the merger) in exchange for each share of Graphic common stock that you own.
☐ FOR	☐ AGAINST	☐ ABSTAIN

Even if you plan to attend the meeting, please vote, date, sign and return this proxy in the accompanying envelope. To vote in accordance with the Board of Directors' recommendation, merely sign below. No boxes need to be checked.

The shares represented by this proxy will be voted as directed by the stockholder. In his or her discretion, any named proxy may vote on such other business as may properly come before the special meeting or any adjournments or postponements thereof.

This proxy revokes all prior proxies with respect to the special meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement relating to the special meeting is hereby acknowledged.

Date:

Signature:

Signature:

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

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  EXHIBIT 99.3
FORM OF PROXY CARD PROXY For the Special Meeting of Stockholders of GRAPHIC PACKAGING INTERNATIONAL CORPORATION 4455 Table Mountain Drive Golden, Colorado 80403 Proxy Solicited on Behalf of the Board of Directors